UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 26, 2004

Date of Report (Date of Earliest Event Reported)

INTAC International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

(Address of principal executive offices)

011 (852) 2385.8789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On May 13, 2004, INTAC International, Inc. (the “Registrant”) announced that an accredited investor acquired 800,000 shares of the Company’s common stock in a private placement transaction effected pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended.  This transaction resulted in net proceeds to the Company of $12.0 million ($15.00 per share).

Proceeds from the private placement will be used to expand Intac Purun’s Internet portal business, for strategic acquisitions or business alliances and for general working capital purposes.  A copy of the press release issued by the Registrant on May 13, 2004 concerning the private placement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c)              Exhibits.

10.1                           Subscription and Investment Representation Agreement, dated as of May 13, 2004, between INTAC International, Inc. and an accredited investor.

99.1                           Press Release of Registrant, issued on May 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 26, 2004

INTAC International, Inc.

By:	/s/ J. David Darnell
J. David Darnell:

Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Subscription and Investment Representation Agreement, dated as of May 13, 2004, between INTAC International, Inc. and an accredited investor.

99.1	Press release issued on May 13, 2004